As filed with the Securities and Exchange Commission on February 5, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Egalet Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	46-3575334
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

460 East Swedesford Road

Suite 1050
Wayne, PA 19087
(484) 875-9273

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert S. Radie

President and Chief Executive Officer

Egalet Corporation

460 East Swedesford Road

Suite 1050
Wayne, PA 19087
(484) 875-9273

 (Name, address, including zip code and telephone number, including area code, of agent for service)

copies to:

David S. Rosenthal, Esq. Dechert LLP 1095 Avenue of the Americas New York, New York 10036 (212) 698-3500	Babak Yaghmaie, Esq. Brent B. Siler, Esq. Brian F. Leaf, Esq. Cooley LLP 1114 Avenue of the Americas New York, NY 10036-7798 (212) 479-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-191759

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Common Stock, $0.001 par value per share	805,000 shares	$12.00	$9,660,000	$1,244,21	(5)

(1)	Includes 105,000 shares which the Underwriters have the option to purchase from the Company to cover over-allotments, if any.
(2)

The Registrant is registering 805,000 shares pursuant to this Registration Statement, which shares are in addition to the 4,025,000 shares registered pursuant to the Form S-1 Registration Statement (Registration No. 333-191759).

(3)	Estimated in accordance with Rule 457(a) of the Securities Act of 1933, as amended.
(4)

The Registrant previously paid $8,887.20 in connection with the filing of the Form S-1 Registration Statement (Registration No. 333-191759) for a proposed maximum offering price of $69,000,000. Of that amount, $6,739.46 was paid in connection with registering $52,325,000 worth of common stock. Pursuant to Rule 457(p) of the Securities Act, a portion of the remainder satisfies in full the amount due under this Registration Statement.

(5)	Previously paid.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 relating to the public offering of common stock of Egalet Corporation, a Delaware corporation (the “Company”) contemplated by the Registration Statement on Form S-1 (File No. 333-191759), as amended (the “Prior Registration Statement”) is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and General Instruction V of Form S-1 solely to increase the number of shares to be offered in the public offering by 805,000 shares, including 105,000 shares that may be sold pursuant to an over-allotment option granted to the underwriters. The contents of the Prior Registration Statement, including all exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on February 5, 2014, are hereby incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on the 5th day of February, 2014.

EGALET CORPORATION

By:	/s/ ROBERT RADIE
Robert Radie President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT RADIE	Director, President and Chief Executive Officer	February 5, 2014
Robert Radie	(Principal Executive Officer)

*	Chief Financial Officer (Principal Financial and	February 5, 2014
Stan Musial	Accounting Officer)

*	Director	February 5, 2014
Renee Aguiar-Lucander

*	Director	February 5, 2014
Andreas Rutger Segerros

*	Director	February 5, 2014
Jean-Francois Formela

*	Director	February 5, 2014
Andrey Kozlov

/s/ GREGORY WEAVER	Director	February 5, 2014
Gregory Weaver

*By:	/s/ ROBERT RADIE
Robert Radie
Attorney-in-fact

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EXHIBIT INDEX

Exhibit No.	Description

5.1*	Opinion of Dechert LLP regarding the validity of the securities being registered.

23.1	Consent of Grant Thornton LLP.

23.2*	Consent of Dechert LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (included on the signature page).

*	Filed as Exhibit 5.1 to Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191759) filed with the Commission on January 23, 2014.
**	Except as set forth on the signature page hereto, filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191759) filed with the Commission on October 16, 2013.

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